Execution Version

FIRST AMENDMENT TO
CREDIT AGREEMENT
This FIRST AMENDMENT to the Credit Agreement referred to below is entered into as of October 10, 2017 (this “First Amendment”) by and among VERSUM MATERIALS, INC., a Delaware corporation (the “Borrower”), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and is made with reference to the Credit Agreement (as defined below). Each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. (“DBSI”), HSBC Securities (USA) Inc. (“HSBC”), Mizuho Bank, Ltd. (“Mizuho”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“MUFG”) and Wells Fargo Securities, LLC (“Wells Fargo”, together with Citi, DBSI, HSBC, Mizuho and MUFG, and any of their respective affiliates, the “Arrangers”) is acting as a joint lead arranger and a joint bookrunner in connection with this First Amendment. Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Credit Agreement (as defined below), as amended by this First Amendment.
RECITALS
WHEREAS, the Borrower, the several Lenders from time to time party thereto and the Administrative Agent, have entered into that certain Credit Agreement, dated as of September 30, 2016 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested pursuant to Section 10.01 of the Credit Agreement that the Required Lenders consent to (i) reduce the Applicable Rate for the Initial Term Loans on the terms and subject to the conditions set forth in this First Amendment and in the Credit Agreement and (ii) make certain other changes to the Loan Documents as more fully set forth herein;
WHEREAS, each Term Lender under the Credit Agreement immediately prior to the First Amendment Effective Date (as defined below) (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this First Amendment in the form of the “Term Lender Consent” attached hereto as Annex I (a “Term Lender Consent”) and selects Option A thereunder (the “Continuing Term Lenders”) thereby agrees to the terms and conditions of this First Amendment;
WHEREAS, each Existing Term Lender that executes and delivers a Term Lender Consent and selects Option B thereunder (the “Non-Continuing Term Lenders” and, together with the Continuing Term Lenders, the “Consenting Term Lenders”) thereby agrees to the terms and conditions of this First Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex II (a “Master Assignment”) and shall in accordance therewith sell all of its existing Initial Term Loans as specified in the applicable Master Assignment and as further set forth in this First Amendment;
WHEREAS, each Existing Term Lender that fails to execute and return a Term Lender Consent by 12:00 p.m. (New York City time), on October 5, 2017 (the “Consent Deadline”) (each, a “Non-Consenting Term Lender”) shall, in accordance with Section 3.06 of the Credit Agreement, assign and delegate, without recourse (in accordance with Section 10.07 of the Credit Agreement), all of its rights and Obligations under the Credit Agreement and the related Loan Documents in respect of its existing Initial Term Loans to the Replacement Lender, which shall assume such obligations as specified in the Master Assignment, as further set forth in this First Amendment;

WHEREAS, each Loan Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this First Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Collateral Documents, and the other Loan Documents to which it is a party; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the First Amendment Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 below, hereby amended as follows:

(a)Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of October 10, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.
(b)Adjusted Eurocurrency Rate. The definition of “Adjusted Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety as follows:

Notwithstanding the foregoing, with respect to any determination of the Adjusted Eurocurrency Rate (i) with respect to Term Loans, the Adjusted Eurocurrency Rate shall not be less than 0% per annum, and (ii) in the event that any reference rate referred to in clause (i) of the previous sentence is less than 0%, such reference rate shall be deemed to be 0%.
(c)Applicable Rate. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a)(i) of such definition in its entirety as follows:

(a)(i) with respect to Term Loans, (A) at any time prior to the First Amendment Effective Date, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.50% and (2) for Base Rate Loans, the Base Rate plus 1.50% and (B) from and after the First Amendment Effective Date, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 2.00% and (2) for Base Rate Loans, the Base Rate plus 1.00%; provided that if the Total Leverage Ratio for the most recently ended Test Period for which financial statements are internally available is less than or equal to 2.00:1.00 the Applicable Rate shall be, (1) for Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 1.75% and (2) for Base Rate Loans, the Base Rate plus 0.75%; provided, however, that clause (a) of the definition of Total Leverage Ratio in connection herewith shall be calculated without any netting of Cash on Hand,

(d)    Base Rate. The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Adjusted Eurocurrency Rate that would be payable on such day for a Eurocurrency Rate Loan with a one-month interest period plus (b) 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
(e)    Excess Cash Flow. Clause (b)(viii) of the definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(viii) the amount of Restricted Payments paid during such period pursuant to Section 7.06 except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness (other than revolving loans) of the Borrower or its Restricted Subsidiaries;
(f)    Prepayment Percentage.

(i)The applicable percentages based on the First Lien Leverage Ratio set forth in definition of “Prepayment Percentage” in Section 1.01 of the Credit Agreement are hereby amended and restated in its entirety as follows:

Level	Excess Cash Flow
Level I ≥ 2.00:1.00	50%
Level II < 2.00:1.00 but ≥ 1.50:1.00	25%
Level III < 1.50:1.00	0%

(ii)The definition of “Prepayment Percentage” in Section 1.01 of the Credit Agreement is hereby amended by adding the following provisos to the last paragraph of the definition thereof:

; provided further that, First Lien Leverage Ratio for this definition shall be calculated after giving effect to any prepayments of Term Loans made pursuant to Section 2.05(a) or, to the extent to the Revolving Commitments are permanently reduced in corresponding amount pursuant to Section 2.06, the prepayment of Revolving Loans made pursuant to Section 2.05(a) after the fiscal year-end covered by the relevant financial statements but prior to the time of such prepayment pursuant to Section 2.05(b)(i); provided, however, for the avoidance of doubt, that any payments made after fiscal year-end which reduces prepayments made pursuant to Section 2.05(b)(i) shall not be included in any calculations of the First Lien Leverage Ratio with respect to this definition in any subsequent Test Period.

(g)    Term Loan. The definition of “Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the last sentence of the definition thereof:

The aggregate principal amount of Term Loans outstanding on the First Amendment Effective Date is $569,250,000.03.
(h)    Excess Cash Flow. Section 2.05(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate is required to have been delivered pursuant to Section 6.02(b), commencing with the fiscal year ended September 30, 2017, the Borrower shall, if and to the extent Excess Cash Flow for such period exceeds $5,000,000, cause to be prepaid an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount (the “ECF Prepayment Amount”) equal to (A) the Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i) (other than prepayments of Term Loans financed by incurring other long-term Indebtedness (other than revolving loans)), in the case of prepayments pursuant to Section 2.05(a)(iv), with credit given for the actual amount of cash payment, and (2) solely to the extent the amount of the Revolving Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end but prior to the time of such prepayment pursuant to this Section 2.05(b)(i); provided that any payments made after fiscal year-end which reduce the prepayment pursuant to this Section 2.05(b)(i) shall not reduce any required prepayments pursuant to this Section 2.05(b)(i) in any subsequent fiscal year; provided, however, that a ratable portion of the ECF Prepayment Amount may be applied to prepay or offer to purchase any senior secured notes or loans that are permitted to be (x) incurred hereunder on such terms and (y) secured by the Collateral on a pari passu basis with the Facilities if required under the terms of the documentation governing such notes or loans (determined on the basis of the aggregate outstanding principal amount of the Term Loans and such notes and loans outstanding at such time); provided, further, that to the extent the holders of such notes or loans decline to have such Indebtedness prepaid or purchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(i)    Term Loan Prepayment Fee. Section 2.09(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

In the event that all or any portion of the Term Loans are (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in the case of clause (i) and clause (ii), in connection with (x) any waiver, consent or amendment to the Term Loans the primary purpose of which is the lowering of the Weighted Average Yield of the Term Loans or (y) the incurrence of any term loan debt financing the primary purpose of which is the lowering of the Weighted Average Yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced, in each case, other than in connection with a Change of Control or a Transformative Acquisition (a “Repricing Transaction”)) occurring on or prior to the date that is six months following the First Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing (in any such case, in connection with a Repricing Transaction) will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 3.06 as a result of such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above in connection with a Repricing Transaction on or prior to the date that is six months following the First Amendment Date, such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.
SECTION 2.    Continuation of Existing Term Loans; Non-Consenting Term Lenders; Other Terms and Agreements.

(a)Consenting Term Lenders.

(i)Each Existing Term Lender selecting Option A on the Term Lender Consent hereby (i) consents and agrees to this First Amendment, and (iii) agrees to waive any payments pursuant to Section 3.04 of the Credit Agreement arising from the conversion or prepayment of its Existing Term Loan.

(ii)Each Existing Term Lender selecting Option B on the Term Lender Consent hereby (i) consents and agrees to this First Amendment, (ii) sells the entire aggregate principal amount of its existing Initial Term Loans to the Replacement Lender (or any affiliate thereof, as applicable) on the First Amendment Effective Date, (iii) as of the Effective Date (to be defined in the applicable Assignment and Assumption, which Effective Date shall not occur before the First Amendment Effective Date and shall be no later than 30 days after the First Amendment Effective Date), purchase via an assignment described in Section 2(c) of this First Amendment, in an aggregate principal amount equal to the entire aggregate principal amount of existing Initial Term Loans so sold to the Replacement Lender (or any affiliate thereof, as applicable) and (iv) agrees to waive any payments pursuant to Section 3.04 of the Credit Agreement arising from the prepayment of its Existing Term Loan. Each Existing Term Lender selecting Option B on the Term Lender Consent shall be deemed to have executed a counterpart to the Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in the immediately preceding sentence.

(b)Non-Consenting Term Lenders. The Borrower requests pursuant to Section 3.06 of the Credit Agreement that each Non-Consenting Term Lender (i) assign and delegate, without recourse (in accordance with Section 10.07 of the Credit Agreement), all of its rights and Obligations under the Credit Agreement and the related Loan Documents in respect of its existing Initial Term Loans to the Replacement Lender and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. The Administrative Agent and/or Replacement Lender may execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.07 on behalf of any Lender being replaced pursuant to Section 3.06 of the Credit Agreement and under Section 5 of this First Amendment.

(c)Replacement Lender. The Borrower has given notice to each Non-Consenting Term Lender that, upon receipt of consents to this First Amendment from the Existing Term Lenders constituting the Required Lenders, such Non-Consenting Term Lender shall, pursuant to Section 3.06 of the Credit Agreement, execute or be deemed to have executed a counterpart of an Assignment and Assumption and shall in accordance therewith sell its existing Initial Terms Loans as specified in the applicable Assignment and Assumption or any other similar document. Pursuant to the applicable Assignment and Assumption or other similar document, each Non-

Consenting Term Lender has sold and assigned the principal amount of its existing Initial Term Loans to Citibank, N.A., as assignee (in such capacity the “Replacement Lender”) under such document, solely upon the consent and acceptance by the Replacement Lender. The Replacement Lender has executed and delivered a signature page to this First Amendment on or prior to the First Amendment Effective Date as an Existing Term Lender.

SECTION 3.    Conditions of Effectiveness. The effectiveness of this First Amendment (including the amendments contained in Section 1 and agreements contained in Section 2) are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)    The Administrative Agent shall have received duly executed and delivered counterparts of this First Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders, all Term Lenders (after giving effect to the replacement of any Non-Consenting Term Lenders by the Replacement Lender) and all Subsidiary Guarantors;

(b)    The Administrative Agent shall have received a customary written opinion (with respect to the Borrower only) (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the First Amendment Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, special California, Delaware and New York counsel for the Borrower. The Borrower hereby requests such counsel to deliver such opinions;

(c)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in paragraphs (f) and (g) of this Section 3;

(d)    The Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date of the secretary or an assistant secretary or director (or such other officer reasonably acceptable to the Administrative Agent) of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that either (A) attached thereto is a true and complete and up to date copy of the Organizational Documents for such Person, certified as of a recent date by the appropriate Governmental Authority of its jurisdiction of organization (where applicable), and that the same has not been amended since the date of such certification or (B) the Organizational Documents of such Person delivered on the Closing Date to the Administrative Agent have not been amended and are in full force and effect, (ii) that attached thereto is a true and complete copy of resolutions or other action adopted by the board of directors (or other governing body) or bodies of such Person authorizing and approving the execution, delivery and performance of this First Amendment and any related Loan Documents to which it is a party, which are in full force and effect without amendment or supersession as of the date of the certificate, and (iii) either (A) as to the incumbency and genuineness of the signatures of each Responsible Officer of such Person executing this First Amendment or any of such other Loan Documents or (B) that each of the Persons identified to the Administrative Agent on the Closing Date as a duly elected and qualified officer of the Borrower continues to be a duly elected and qualified officer of the Borrower and each such Person is duly authorized to execute and deliver on behalf of the Borrower the First Amendment and any other Loan Documents, and attaching all such copies of the documents described above;

(e)    The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization, from the appropriate Governmental Authority of such jurisdiction (where available in such jurisdiction);

(f)    No Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby;

(g)    The representations and warranties of the Borrower and each of the Guarantors set forth in Section 4 of this First Amendment are true and correct;

(h)    All fees and expenses required to be paid (x) in connection with this First Amendment pursuant to Section 10.04 of the Credit Agreement or (y) pursuant to that certain engagement letter, dated as of September 26, 2017 (the “Engagement Letter”), by and among the Borrower and the Arrangers and that certain fee letter referred to in the Engagement Letter shall have been paid in full in cash or will be paid in full in cash on the First Amendment Effective Date;

(i)    The Replacement Lender, if any, shall have executed and delivered the Master Assignment contemplated by Section 2 above and all conditions to the consummation of the assignments in accordance with Section 2 above shall have been satisfied and such assignments shall have been consummated.

(j)    The Borrower shall have, substantially concurrently with the effectiveness of this First Amendment, paid to all (x) Non-Consenting Term Lenders all accrued interest, fees and other Obligations (other than principal and all other amounts paid to such Non-Consenting Term Lenders under Section 2 above), if any, to such Non-Consenting Term Lenders under the Credit Agreement and the other Loan Documents (immediately prior to the effectiveness of this First Amendment) and (y) Consenting Term Lenders all accrued interest to such Consenting Term Lenders under the Credit Agreement (immediately prior to the effectiveness of this First Amendment); and

(k)    The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent at least three Business Days prior to the First Amendment Effective Date.

SECTION 4.    Representations and Warranties. To induce the other parties hereto to enter into this First Amendment, each Loan Party represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:

(a)    This First Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes, and the Credit Agreement, as amended by this First Amendment, constitutes, its legal, valid and binding obligation, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing; and
(b)    The representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement (as amended by this First Amendment) and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the First Amendment Effective Date (immediately after giving effect to this First Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) as of such earlier date.

SECTION 5.    Borrower’s Consent. For purposes of Section 10.07 of the Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender (in each case otherwise being an Eligible Assignee) becoming a Term Lender in connection with the syndication of the Initial Term Loans acquired by the Replacement Lender pursuant to Section 2 hereof, to the extent the inclusion of such assignee in the syndicate (and the amount of any assignment allocated thereto) has been disclosed in writing to and agreed by the Borrower prior to the First Amendment Effective Date.

SECTION 6.    Effects on Loan Documents.     Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this First Amendment and the Amended Credit Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights, power and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower and each of the Guarantors acknowledges and agrees that, on and after the First Amendment Effective Date, this First Amendment and each of the other Loan Documents to be executed and delivered by the Borrower or any Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Credit Agreement (as amended by this First Amendment, the “Amended Credit Agreement”). Prior to the First Amendment Effective Date, each reference in the Credit Agreement to “Term Loan” or “Term Loans” shall mean and be a reference to the existing Initial Term Loans, and from and after the First Amendment Effective Date, each such reference in the Amended Credit Agreement shall mean and be a reference to the New Term Loans. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment, and this First Amendment and the Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower or any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 7.    Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Amended Credit Agreement shall apply to this First Amendment and the transactions contemplated hereby.

SECTION 8.    Arrangers. The Borrower and the Lenders party hereto agree that each Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement. Except as otherwise agreed to in writing by the Borrower, on the one hand, and any Arranger, on the other hand, the Arrangers shall have no duties, responsibilities or liabilities with respect to this First Amendment, the Amended Credit Agreement or any other Loan Document.

SECTION 9.    Amendments; Execution in Counterparts; Severability.

(a)    This First Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, each of the Guarantors, the Lenders party hereto and the Administrative Agent; and

(b)    To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

SECTION 10.    Reaffirmation. Each of the Reaffirming Parties, as party to the Guarantee Agreement and certain of the Collateral Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in the Security Agreement and any other Collateral Document shall remain in full force and effect after giving effect to the First Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Term Loans under the Amended Credit Agreement. Nothing contained in this First Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 11.    Administrative Agent. The Borrower acknowledges and agrees that Citibank, N.A., in its capacity as administrative agent under the Credit Agreement, will serve as Administrative Agent under this First Amendment and under the Amended Credit Agreement.

SECTION 12.    Governing Law; Waiver of Jury Trial; Jurisdiction. This First Amendment shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflicts of law provisions thereof). The provisions of Sections 10.16(b) and (c) and Section 10.17 of the Credit Agreement as amended by this First Amendment are incorporated herein by reference, mutatis mutandis.

SECTION 13.    Headings. Section headings in this First Amendment are included herein for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

SECTION 14.    Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
Borrower:
VERSUM MATERIALS, INC.

By:     /s/ George G. Bitto
Name: George G. Bitto
Title: Senior Vice President and
Chief Financial Officer

    [Signature Page to First Amendment]

Guarantors:
VERSUM MATERIALS US, LLC

By:     /s/ George G. Bitto
Name: George G. Bitto
Title: Senior Vice President and
Chief Financial Officer

VERSUM MATERIALS MANUFACTURING COMPANY, LLC

By:     /s/ George G. Bitto
Name: George G. Bitto
Title: Senior Vice President and
Chief Financial Officer

ELECTRON TRANSFER TECHNOLOGIES, INC.

By:     /s/ George G. Bitto
Name: George G. Bitto
Title: Senior Vice President and
Chief Financial Officer

[Signature Page to First Amendment]

CITIBANK, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Joseph Ruffini Name: Joseph Ruffini Title: Vice President

CITIBANK, N.A., as Replacement Lender

By:	/s/ Joseph Ruffini Name: Joseph Ruffini Title: Vice President

[Signature Page to First Amendment]

ANNEX I

TERM LENDER CONSENT TO
FIRST AMENDMENT TO CREDIT AGREEMENT

[NAME OF TERM LENDER], as a Term Lender

By    ______________________________
Name:
Title:

[[For Term Lenders requiring a second signature block]

By    ______________________________
Name:
Title:]

PROCEDURE FOR TERM LENDERS:

The above-named Term Lender elects to:

OPTION A – CONSENT TO FIRST AMENDMENT AND CONTINUATION OF EXISTING TERM LOANS: ☐ Consent and agree to this First Amendment and continue as a Term Lender under the Credit Agreement after giving effect to the First Amendment.
OPTION B – CONSENT TO FIRST AMENDMENT ONLY: ☐ Consent to the First Amendment, agree to sell all of its existing Initial Term Loans to the Replacement Lender pursuant to the Master Assignment, and as of the Effective Date (which Effective Date shall not occur before the First Amendment Effective Date and shall be no later than 30 days after the First Amendment Effective Date), purchase via an assignment described in Sections 2(a)(ii) and 2(c) of the First Amendment, in an aggregate principal amount equal to the entire aggregate principal amount of existing Initial Term Loans so sold to the Replacement Lender (or any affiliate thereof, as applicable).

Annex I

ANNEX II

FORM OF MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT
FOR VERSUM MATERIALS, INC.
CREDIT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in Section 1 below (each, an “Assignor”) and Citibank, N.A. (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the applicable Assignor’s rights and obligations in its capacity as a Term Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Initial Term Loans identified opposite such Assignor’s name in the table set out in Section 6 below under the caption “Aggregate Amount of Initial Term Loans held immediately prior to the First Amendment Effective Date” and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the applicable Assignor and except as expressly provided in this Assignment and Assumption, without representation or warranty by the applicable Assignor.
By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain First Amendment to Credit Agreement dated as of October [ ˜ ], 2017 (the “First Amendment”), by and among the Borrower, the Subsidiary Guarantors a party thereto, the Required Lenders and the Replacement Lender referred to therein, the Administrative Agent, it shall be deemed to have consented and agreed to the First Amendment.
1.    Assignor:    Each person identified in the column entitled “Assignor” in the table set out in Section 6 below.
2.    Assignee:    Citibank, N.A.
3.    Borrower:      Versum Materials, Inc., a Delaware corporation
4.    Administrative Agent:  Citibank, N.A., as administrative agent under the Credit Agreement

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5.    Credit Agreement:  That certain Credit Agreement, dated as of September 30, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent for the Lenders, and the other financial institutions party thereto.
6.    Assigned Interest1:

ASSIGNOR	Aggregate Amount of Initial Term Loans held immediately prior to the First Amendment Effective Date	Aggregate Amount of Initial Term Loans held immediately following to the First Amendment Effective Date	CUSIP Number
	$	$-
	$	$-

Effective Date: [   ]
7.    THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION WITHOUT OBTAINING THE REQUIRED CONSENT OF THE BORROWER OR, TO THE EXTENT THE BORROWER’S CONSENT IS REQUIRED UNDER SECTION 10.07 OF THE CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID, AND, IN THE EVENT OF ANY SUCH ASSIGNMENT (AND ANY ASSIGNMENT TO ANY AFFILIATE OF ANY DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND)), the BORROWER SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 10.07 OF THE CREDIT AGREEMENT.
[Signature Page Follows]

1Additional pages shall be attached hereto at the discretion of the Administrative Agent, to the extent deemed necessary or advisable by the Administrative Agent to reflect calculation of amounts and percentages of assignments.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

□
ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN A DEBT FUND AFFILIATE) SHALL BE SUBJECT TO SECTION 10.07 OF THE CREDIT AGREEMENT.

ASSIGNEE

CITIBANK, N.A.
By:
    Name:
    Title:

Consented to and Accepted:
CITIBANK, N.A.,
as Administrative Agent
By:
    Name:
    Title:
Consented to:
VERSUM MATERIALS, INC.,
as the Borrower
By:
    Name:
    Title:

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STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.01(a) or the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative

ANNEX II-1

Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

ANNEX II-2